SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 30, 2012
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 30, 2012, DuPont Fabros Technology, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders, at which three proposals were submitted to its stockholders.

1.    Election of Directors. Each of the following nominees was elected to the Board of Directors of the Company for a one year term expiring at the Company’s 2013 Annual Meeting of Stockholders and until their successors are elected and qualified. The following table reflects the voting results for each nominee:

Name	For	Withheld	Broker Non Votes
Michael A. Coke	52,697,664	300,938	3,633,184
Lammot J. du Pont	52,533,894	464,708	3,633,184
Thomas D. Eckert	52,588,386	410,216	3,633,184
Hossein Fateh	52,873,991	124,611	3,633,184
Jonathan G. Heiliger	52,901,330	97,272	3,633,184
Frederic V. Malek	52,696,190	302,412	3,633,184
John T. Roberts, Jr.	52,902,430	96,172	3,633,184
John H. Toole	52,901,017	97,585	3,633,184

2.    Advisory Vote on Executive Compensation (Say-On-Pay Vote). The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2012 annual meeting proxy statement by the following vote:

For	Against	Abstain	Broker Non Votes
51,731,497	1,260,632	6,473	3,633,184
3.     Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012 was ratified by the following vote:

For	Against	Abstain	Broker Non Votes
56,340,620	290,253	913	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.
/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.,
Executive Vice President, General Counsel and Secretary

June 1, 2012